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                                                                   EXHIBIT 2.8

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


    NUMBER                                                          SHARES


                                                         CUSIP NO. 02686Y 10 2


     The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or under the securities laws of any state or other jurisdiction ("Blue Sky Laws"). The shares have been acquired for investment and may not be sold or transferred in the absence of
(i) an effective registration statement covering the shares under the Act and, if requested by the corporation, an opinion of counsel satisfactory to the corporation to the effect that all requirements under the Blue Sky Laws applicable to the sale or transfer have been complied with, or (ii) an opinion of counsel satisfactory to the corporation to the effect that registration is not required under the Act and all requirements under the Blue Sky Laws applicable to the sale or transfer have been complied with.


                   AMERICAN INTERNATIONAL INDUSTRIES, INC.

  100,000,000 AUTHORIZED SHARES      $0.001 PAR VALUE        NON-ASSESSABLE



THIS CERTIFIES THAT




is the record holder of




Shares of AMERICAN INTERNATIONAL INDUSTRIES, INC. Common Stock transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


                                             COUNTERSIGNED AND REGISTERED
                                                SILVER STATE REGISTRAR
                                                    P.O. BOX 17985,
                                              SALT LAKE CITY, UTAH 84117

                                               BY
                                                       AUTHORIZED SIGNATURE
                                [CORPORATE]
                                   [SEAL]

   /s/ Rebekah Laird-Ruthstrom                         /s/ Daniel Dror
       SECRETARY                                           PRESIDENT